481577.3




                            SHARE PURCHASE AGREEMENT
                              Dated 7 October 1997


(1)    THE PROFIT RECOVERY GROUP INTERNATIONAL, INC.
(2)    THE SHAREHOLDERS IN THE PROCESS OF CONSTITUTING PRG
       FRANCE SA

                                     - and -

(3) MARC EISENBERG, AS ATTORNEY-IN-FACT FOR THOSE PERSONS WHOSE NAMES ARE SET OUT ON ANNEX 1 ATTACHED HERETO


                                 ---------------

                            SHARE PURCHASE AGREEMENT
               for the acquisition of share capital of Financiere
                        Alma SA and Alma Intervention SA

                                 ---------------

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THIS AGREEMENT is made on 7 October 1997.

BETWEEN:

(1) THE PROFIT RECOVERY GROUP INTERNATIONAL, INC, a Georgia corporation ("PRG"), Clinton McKellar, Jr, acting as attorney (mandataire) in the name and on behalf of PRG France SA, a French societe anonyme in the process of formation at the date hereof ("Agent") , PRG France SA which expression shall on formation of PRG France SA mean PRG France SA), PRG, Agent and PRG France SA being called together the "PURCHASER" which expression includes each or any of them;

(2) MARC EISENBERG, AS ATTORNEY-IN-FACT FOR THOSE PERSONS WHOSE NAMES AND ADDRESSES ARE SET OUT ON ANNEX 1 ATTACHED HERETO (the "VENDOR").

THE PARTIES AGREE AS FOLLOWS:

1.      SALE AND PURCHASE

        1.1 On or after December 31, 1998 and not later than January 5, 1999 (the "COMPLETION DATE"), (i) the Vendor shall sell to PRG and PRG shall purchase from the Vendor the numbers of shares in Alma Intervention SA ("AI") of which the Vendor is the owner as set out in Section 1 of ANNEX 1, and (ii) the Vendor shall sell and the Agent shall purchase the number of shares in AI of which the Vendor is the owner as set out in Section 2 of ANNEX 1, in each case with effect from the Completion Date free from any mortgage, charge, pledge, lien, security interest or other third party right or interest, or option or restriction of any nature over or in respect of the relevant asset, security or right (the "ENCUMBRANCES"), and together with all accrued benefits and rights attaching thereto and all dividends declared after the 30 June 1997 in respect of the all such shares in AI (collectively the "AI SHARES").

                On the Completion Date, the Vendor shall deliver to the Purchaser the shares transfer forms relating to all the AI Shares referred to in ANNEX 1 duly signed and completed in favour of the Purchaser.

        1.2     The Vendor hereby represents, warrants, covenants and undertakes
                with  the   Purchaser   (so  as  to  bind  him,   his   personal
                representatives, successors and assigns) as follows:

                1.2.1 that Vendor has the right to dispose of the AI Shares which he sells to Purchaser;

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                1.2.2   that Vendor is  disposing of the AI Shares free from any
                        Encumbrances together with all such rights now or hereafter attaching thereto, including the right to all dividends and other distributions (if any) declared, after 30 June 1997;

                1.2.3   as set out in ANNEX 2 to this Agreement;

                1.2.4 that Vendor has made available to each person from whom Vendor received a "pouvoir" all information concerning PRG and its business and has informed such persons of the availablity of the investment representations, Risk Factors and other matters set forth in ANNEX 2 to this Agreement and has provided copies of ANNEX 2 to any person who requested same;

                1.2.5 that Vendor warrants, covenants and undertakes with Purchaser that each Pouvoir attached to this Agreement is an original pouvoir executed by the person whose name appears on same, and the each such person executed such pouvoir as a voluntary act and with full right and authority;

                1.2.6 that Vendor warrants, covenants and undertakes with Purchaser that each pouvoir attached to this Agreement is valid and enforceable and vests the Vendor with full right and authority to enter into this Agreement for and on behalf of the persons whose names are set forth on ANNEX 1 attached hereto; and

                1.2.7 that, at the Completion Date, Vendor shall reaffirm all of the warranties and representations contained herein as being true and correct at Completion as if such warranties and representations were made at that time.

        1.3 The price for the AI Shares to be sold by the Vendor to PRG pursuant to this Agreement shall be paid by PRG by the delivery at the Completion Date of 13,900 Shares of no par value common stock of PRG (the "STOCK") in the proportions set out in Annexe
                1. The Vendor acknowledges and agrees the the Stock will from the Completion Date be subject to the restrictions set forth on ANNEX 2 to this Agreement.

        1.4 The price for the AI Shares to be sold by the Vendor to PRG France is US $ 398,244 to be paid at the Completion Date by way of one or more bankers drafts as set forth in ANNEX 1.

        1.5 The Vendor warrants, covenants and represents to Purchaser that promptly after the Completion Date, he will deliver to the persons whose names are set forth on ANNEX 1 attached hereto stock certificates representing the appropriate number of shares of PRG Stock and cash in accordance with the amounts set forth on said ANNEX 1.


2.      WARRANTIES BY PRG

        PRG hereby represents warrants, covenants and undertakes to the Vendor as set out in ANNEX 3 of this Agreement.


3.      FURTHER ASSURANCES

        At any time after the Completion Date, the Vendor shall without charge to the Purchaser execute all such documents and do such acts and things as the Purchaser may reasonably require for the purpose of vesting in PRG and/or PRG France with the full legal and beneficial title to the AI Shares referred to in ANNEX 1 and giving to the Purchaser the full benefit of this Agreement.


4.      GUARANTEE

        The obligations of PRG and of the Agent hereunder shall be joint and several and PRG hereby guarantees the obligations of the Agent hereunder.


5.      GOVERING LAW AND RULING VERSION

        5.1 This Agreement (and any dispute, controversy, proceedings or claim of whatever nature arising out of or in any way relating to this agreement or its formation) shall be governed by and construed in accordance with French law.

        5.2 Any dispute arising from the execution of this Agreement shall be finally resolved in accordance with the Rules of Conciliation and Arbitration of the International Chamber of Commerce by three arbitrators nominated in accordance with their rules unless the parties can agree on a sole arbitrator. The arbitration shall take place in Paris. The language of the arbitration shall be in English.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement at Broadwalk
House, 5 Appold Street, London EC2A 2HA as of the date first above written.


THE PROFIT RECOVERY GROUP INTERNATIONAL, INC.


   /s/ Clinton McKellar, Jr.
--------------------------------
By:    Mr. Clinton McKellar, Jr.
Title: Senior Vice President and General Counsel




/s/ CLINTON MCKELLAR, JR.
-------------------------------------------
MR. CLINTON MCKELLAR, JR., AS "MANDATAIRE"
FOR THE SHAREHOLDERS OF PRG FRANCE S.A. IN FORMATION




MR MARC EISENBERG AS ATTORNEY OF FACT FOR THOSE PERSONS
WHOSE NAMES ARE SET OUT IN ANNEX 1

By: /s/  Marc Eisenberg
--------------------------------
Title:
                                     - 4 -
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                        LIST OF SCHEDULES AND/OR ANNEXES



Annex 1 List of names and addresses of persons executing a Pouvoir in favor of Marc Eisenberg

Annex 2             Warranties of Vendor

Annex 3             Warranties by PRG